UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2009

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio	45241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 17, 2009, an amendment (the “Amendment”) to the Amended and Restated Articles of Incorporation (the “Articles”) of DCP Holding Company (the “Corporation”) was filed with the Secretary of State of the State of Ohio. In accordance with the Articles, the Amendment was adopted by the Board of Directors on March 11, 2009 to establish the terms of the Provider Preferred Shares – 2009 Series. Of the 100,000 authorized preferred shares, 5,000 were designated as the Provider Preferred Shares – 2009 Series by the Amendment. Only owners of 12 or more of the Corporation’s common shares are eligible to own Provider Preferred Shares – 2009 Series, which carry an annual dividend of 5%.

The Amendment is attached hereto as Exhibit 3.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: March 23, 2009	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer